Exhibit 99.1

Contact:

Michael Grossi Comverse, Inc. michael.grossi@comverse.com +1-781-224-8030

Comverse to Divest BSS Business to Amdocs for
Total Purchase Price of $272 Million

Gives Comverse Singular Focus on Expanding Digital Services Leadership

WAKEFIELD, Mass., April 29, 2015 - Comverse (NASDAQ: CNSI) today announced it has reached a definitive agreement to sell substantially all of its BSS business assets to Amdocs (NASDAQ: DOX). The total purchase price is $272 million in cash. The transaction is expected to close by the end of September 2015, subject to various closing conditions.

“Size and scale in BSS are critical to succeed in today’s increasingly consolidating telecommunications service provider marketplace, while smaller, niche players face a more uncertain future,” said Philippe Tartavull, President and Chief Executive Officer, Comverse. “The combination of Comverse’s customer base with Amdocs’ BSS products and services creates new opportunities for our clients and Comverse employees joining Amdocs. Now, Comverse can focus exclusively on expanding our existing significant global market leadership in the Digital Services arena, and driving innovation in new segments of the IP communication industry that are expected to grow significantly as CSPs and enterprises take advantage of the rollout of 4G/Volte/LTE services.”

He added, “After we complete this transaction, Comverse will be a profitable company, with an exceptionally strong balance sheet and a large portfolio of NOLs. With recent steps we’ve taken to secure a more advanced and flexible research and development operation, as well as reducing operating costs, we believe Comverse is very well positioned to become the leader in Digital Services through both organic growth and M&A activity, all of which should benefit our customers, employees and shareholders.”

“As a result of this acquisition, Amdocs, with our more than 30-year industry experience, will be able to bring additional value to Comverse’s customers," said Eli Gelman, President and CEO of Amdocs.  "We look forward to providing our combined customer base with a continued outstanding level of product innovation and customer service, and strengthening Amdocs’ position in key emerging markets."

Comverse’s BSS business unit generated approximately $251 million in revenue in the fiscal year 2014.

Conference Call
Comverse will hold a conference call to discuss this announcement with the investment community on Thursday, April 30 at 8:30 am ET. The call can be accessed by dialing (678) 825-8369. A live webcast of the call can be found on the company’s investor relations website (www.comverse.com/investors) under Events and Presentations; a replay of the webcast will be available at the same location beginning one hour after completion of the call.

About Comverse
Comverse empowers people to engage with each other, services, and things as part of their multi-device, digital lifestyle.  We help service providers and enterprises deliver and monetize innovative digital experiences through an award-winning portfolio of software solutions, backed by expert services. Our solutions touch more than two billion people through 450 service providers and enterprises in 125+ countries. You can find us at www.comverse.com

Forward-Looking Statements
Statements included or incorporated by reference in this press release include “forward-looking statements.” Forward-looking statements include statements regarding the parties’ obligations under the Purchase Agreement and the TSA, and the anticipated closing of the Asset Sale.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the effect of the pendency of the Asset Sale; restructuring initiatives on the Company’s business; risks associated with foreign operations; satisfaction and performance by the parties of the terms and conditions of the Purchase Agreement; economic, industrial and competitive conditions; compliance with applicable laws and regulations; and additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the Company's most recent Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports with the U.S. Securities and Exchange Commission. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.